Cooperation Agreement

Among Benefactum Alliance Business Consultant (Beijing) Co., Ltd.,

Inner Mongolia Zhong Xin Tong Investment Co., Ltd. and Inner Mongolia

Jinfengyuan Financing Guarantee Co., Ltd.

This agreement is entered in to by and among the following parties on 06 (MM) 01 (DD), 2016 in Qingdao City.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business”)

Legal representative:

Party B: Inner Mongolia Zhong Xin Tong Investment Co., Ltd. (hereinafter referred to as “Zhong Xin Tong”)

Legal representative:

Party C: Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. (hereinafter referred to as “Jingfengyuan Guarantee”)

Legal representative:

Whereas:

1. Party A is a company operating internet financial service platform “Huiyingjinfu” (hyjf.com), which has good reputation, excellent group, high-quality and efficiency service standards and advanced operation and management experience.

2. Party B is an investment consulting company in good standing legally registered in Inner Mongolia, with good reputation and professional competence;

3. Party C is a guarantee company in good standing legally registered in Inner Mongolia, with good reputation and professional competence;

4. Party B volunteers to take the advantage of its own professional, cooperating with Party A through “Huiyingjinfu” internet financial service platform to develop financial service;

5. Party B has known and fully accept and obey the Application and Service Terms of Huiyingjinfu of “Huiyingjinfu Platform” (see the contents published on hyjf.com for details, as the appendix of this agreement).

Though the negotiation, all parties of the agreement have reached the following:

I. Cooperation Mode

1. Party A is the intermediary, whose primary tasks are:

(1)	Release financing information, audit and certify the authenticity ofthe information and guarantee the information safety of the customers;
(2)	Provide with financial consult and other consulting value-added services, facilitating the creditor’s right program transferring of Party B through the platform of “Huiyingjinfu”;
(3)	Coordinate and manage the cooperation of each participant in “Huiyingjinfu” internet financing service platform; maintain the normal operation of “Huiyingjinfu” internet financing service platform;
(4)	Entrust the third party to manage the capital account;
(5)	Other services in relation to “Huiyingjinfu”.

2. Party B is the assignor of creditor’s right and its main tasks are as follows:

(1)

Examine and ratify the authenticity of the program information of creditor’s right, and conduct diligence investigation on the financing programs commended in accordance with the relevant laws and regulations;

(2)

provide Party A with credit guarantee, making sure that the ownership of financing project is clear; provide with detailed and feasible assets disposal scheme and give feedback on disposal condition of the financing project, performance ability of the enterprise and the solvency change to Party A;

(3)	make independent judgment on the transactional risks, and take responsibility for the authenticity of the creditors’ rights;
(4)	If the repayment has not been made more than three days after it becomes due, Party B shall notify Party A;
(5)	Party B must repurchase the creditors’ rights prior to the expiration of financing period of creditor’s right program;

3. As the guarantor, Party C is jointly and severally responsible for Party’s B’s obligation to buy back the creditors’ rights, and is jointly and severally liable for Party A and Investors’ losses due to Party B’s defaults. Party C shall also give Party A 3% of the principal as deposit.

4. Cooperation period

(1)	All parties hereto confirm that the cooperation period is one year from the date when this agreement comes into effect.
(2)

After the agreement expires, this agreement is null and void automatically if both parties hereto did not confirm to continue cooperate in written form. Both parties hereto shall sign on written agreement separately if continuing cooperation is needed.

(3)	The rescission and termination of this agreement shall not affect the effectiveness of the specific business contract confirmed by both parties hereto under this agreement

5. Cash deposit clause

(1)

To ensure the interests of Party A and investors of Party A's platform, Party B shall pay the cash deposit to Party A as per 3% of the total amount of each individual credit project, so as t provide guarantee for the credit project in the form of money pledge.

(2)

The scope of security covers the investment principal, gains, interest, penalty for breach of contract, costs and other expenses to implement the creditor's rights of Party A and investors of Party A's platform.

(3)	Party C shall, prior to the release of each individual credit subject in Party A's platform, transmit the cash deposit to Party A’s designated account (Account Name: Opening Bank: Account Number: ).
(4)

Upon the expiration of the buyback term of each individual creditor’s right, Party B shall buy back the creditor's rights in accordance with the contract, pay off all the accounts and costs payable, and Party A shall be refund the cash deposit to Party C (interest free).

(5)

If Party B fails to buy back the creditor's rights according to the agreed period and pay the investment principal, gains, the penalty for breach of contract and costs, Party A shall have the right to directly deduct the cash deposit paid by Party C to offset the corresponding amount.

(6)

If Party B fails to fulfill its obligation to buy back any individual credit project in accordance with the agreement, Party A shall have the right to use the deposit of all the credit’s right subjects released by Party C in the platform to offset the principal, gains, the penalty for breach of contract and costs, etc. payable in this individual credit project.

(7)

After the offset by the cash deposit of Party C for the corresponding amount, for the amount and expense that has not been paid off to Party A and the investors of the platform, Party B shall have the obligation to pay it off.

(8)	After the cash deposit of Party is used for offset by Party A in accordance with the agreement, Party C shall make up for the cash deposit. Before Party C complements the cash deposit, Party A shall have the right to temporarily suspend the performance of the cooperation contract, and no longer release Party B’s creditor's rights project subject in the platform.

II. The basic requirements of assignment of the creditor's rights

1. The creditor's rights referred to in the assignment of the creditor’s right in this agreement shall meet the following conditions:

(1) Creditor's right is obtained by Party B through the normal operation in accordance with the relevant provisions, and Party B has the right to dispose such creditor’s right;

(2) The corresponding creditor’s right in the assignment of the creditor’s right has been strictly and prudently evaluated and assessed in accordance with the internal risk management system and standard;

(3) The purpose of financing is for legal business operation, and the amount of relevant fees shall not be more than the industry standard set by laws, regulations or other supervisory authorities.

III. Commitment and special agreement

1. Party B promises that the information it provides to Party A in the cooperation period is true and effective, and voluntarily assumes the guarantee responsibility for its authenticity, for any losses suffered by Party A or investors of Party A’s platform (Assignee of creditor's rights) due to the negligence of Party B, Party B voluntarily undertake all the compensation responsibility for the losses.

2. Party A and Party B confirm that, the electronic signature or electronic confirmation used in the “hyjf.com” Internet financial service platform shall be deemed as the expression of real intention, with the same legal effect as the written produced in accordance with the law, Party A and Party B shall fully implement the electronic contract or the obligations and rights set out in the legal documents.

IV. Risk management mechanism

1.Party B must conduct due diligence on the borrower in strict accordance with the internal risk management system and operating procedure, and according to the borrower's credit status require the borrower to provide third party guarantee, cash deposit guarantee, mortgage guarantee, pledge guarantee and other guarantee measures.

2. In order to ensure the security of loan, Party A shall have the right to conduct due diligence on the creditor's rights assets transferred by Party B, or entrust a third Party to review the creditor's rights assets transferred by Party B.

3. Upon the expiration of the credit project, if Party B fails to buy back the creditor's rights or have other items of breach of contract, Party A shall have the right to require Party B to perform the obligation to buy back the creditor’s rights, pay the buyback amount, and compensate for the economic losses (including but not limited to capital losses) according to the entrustment or authorization of the investors of the platform (Assignee of the creditor's rights), and all the expenses thus incurred, such as the attorney’s fees, travel expenses, valuation fee, auction fees, litigation fees, etc., shall be borne by Party B;

V. Information protection and use

1. Party A, Party B and Party C shall have the obligation to keep the customer information obtained in the process of cooperation confidential, which shall not be used or disclosed without the consent of the customer;

2.With the consent of Party B and Party B’s customer, Party A can use and release the customer information reasonability within the scope of the “hyjf.com use and service terms”;

3. Without the consent of Party A, Party B and Party C shall not illegally use the information obtained from the “hyjf.com” Internet financial service platform of Party A, and shall not set up similar platform or system.

VII. Liability for breach of contract

1. Both Party A, Party B and Party C shall strictly abide by the stipulations of this agreement and the schedules hereto, and shall bear the liability for breach of contract accordingly.

2. If Party B provides false information and materials as breach of contract and causes the invalidity of the debt project loan contract, it shall, beside compensate for the losses of the investors of the platform (Assignee of the creditor’s rights) according to agreement and the losses of Party A, pay to Party A penalty for breach of contract equal to 30% of the total amount of the loan.

3. If Party B fails to fulfill the prudent scrutiny obligation to the borrower of the credit project, thus causing losses to the investors of the platform (Assignee of the creditor’s rights) or Party A, Party B shall compensate for such losses, and pay to Party A 10% of the loan amount of the business as penalty for breach of contract. If Party B has such defaults twice, Party A shall have the right to choose to unilaterally terminate this agreement.

4. If any party of Party A, Party B or Party C is in violation of the confidentiality agreement, the breaching party shall pay the penalty for breach to the observant party, if the losses thus caused surpass the penalty for breach of contract, it shall also compensate for such loss. At the same time, the observant party shall have the right to terminate this agreement.

5. If Party B has other breach of contract, and causes losses to Party A, Party B shall compensate for such losses.

6. If the default of Party A causes losses to Party B, Party A shall compensate for such losses.

7. The losses referred to in this agreement, include but are not limited to creditor's rights project service fee, principal and interest, penalty for breach of contract, and the attorney's fees and traveling expenses valuation fee, auction fees, litigation costs etc. incurred due to the claim for the rights.

VII. Termination of the Agreement

1. All parties hereto may terminate this agreement through negotiation. Otherwise, no party shall terminate this agreement, unless otherwise agreed in this agreement. The default party terminating this agreement arbitrarily shall pay for the observant party fines for breach of contract.

2. This contract shall terminate automatically if Party B loses the qualification of consulting service, or Party B is under cancellation, revocation, bankruptcy or dissolution process, and the subsequent matters shall be solved by Party B’s shareholders or corresponding obligees and Party A through negotiation.

3. After the termination of this agreement, the items has been signed and taken into effect during the performance of the agreement but not fulfilled completely shall continue to be performed.

VIII. Others

1. All parties hereto confirm that the respective address for service and the contacts are as the follows:

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business”)

Address:

Contact:

Tel:

E-mail:

Party B: Inner Mongolia Zhong Xin Tong Investment Co., Ltd. (hereinafter referred to as “Zhong Xin Tong”)

Address:

Contact:

Tel:

E-mail:

Party C: Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. (hereinafter referred to as “Jingfengyuan Guarantee”)

Address:

Contact:

Tel:

E-mail:

All parties hereto shall timely notify the other party in written form if there is any modification on the residence and communication address, otherwise the relevant documents sent to the above mentioned address shall be considered as arrived even if rejected or returned.

2. The dispute arising from the performance of this agreement shall be solved by all parties hereto through negotiation or submitted to people’s court for judgment if no consensus reached.

3. All parties shall make and enter into a supplementary agreement on the unsettled issues of this agreement through separate negotiation.

4. This agreement shall be held in three copies of the same form and come into effect since the date of the signature and stamp by all parties hereto. Each party shall preserve one copy with equal legal effect.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Legal representative or authorized agent: (sign)

Date: June 1, 2016

Party B: Inner Mongolia Zhong Xin Tong Investment Co., Ltd..

Legal representative or authorized agent (sign):

Date: June 1, 2016

Party C: Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd.

Legal representative (sign):

Date: June 1, 2016